   As filed with the Securities and Exchange Commission on December 13, 1995.


                                                      Registration No.  33-_____


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ____________________
                             FORM S-8 AND FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                              __________________



                                DOTRONIX, INC.
                                --------------
            (Exact name of registrant as specified in its charter)

           Minnesota                                    41-1387074
           ---------                                    ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                             160 First Street, S.E.
                         New Brighton, Minnesota 55112
                         -----------------------------
              (Address of principal executive offices) (Zip code)

                  1989 STOCK OPTION AND RESTRICTED STOCK PLAN
          1991 NONEMPLOYEE DIRECTOR STOCK OPTION AND STOCK GRANT PLAN
                                      OF
                                DOTRONIX, INC.
                                --------------
                             (Full title of plans)
                            ______________________

                    David R. Beel, Chief Financial Officer
                                Dotronix, Inc.
                            160 First Street, S.E.
                         New Brighton, Minnesota 55112
                             ____________________
                    (Name and address of agent for service)

                                (612) 633-1742
                                --------------
         (Telephone number, including area code, of agent for service)


  Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

                                  CALCULATION OF REGISTRATION FEE
=======================================================================================================

                                                Proposed            Proposed
  Title of each class                       Maximum Offering        Maximum
  of Securities to be       Amount to be         Price         Aggregate Offering       Amount of
       registered            registered       per Unit (2)         Price (2)         Registration Fee
-------------------------------------------------------------------------------------------------------
    Common Stock
    ($.05 par value)         600,000 (1)         $1.75              $1,050,000            $212(1)
-------------------------------------------------------------------------------------------------------

(1) Of this amount, 250,000 shares have already been registered on the Registrant's Registration Statement on Form S-8 (File No. 33-33702.) Accordingly, 350,000 shares are being registered hereby and the related filing fee is tendered herewith.
(2) Estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on December 12, 1995.
--------------------------------------------------------------------------------
Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement also constitutes Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (File No. 33-33702).

PROSPECTUS

                                DOTRONIX, INC.
                        ______________________________

                                    600,000
                            Shares of Common Stock
                               ($.05 Par Value)
                        ______________________________

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
 THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
      HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ______________________________

          This Prospectus relates to 600,000 shares of Common Stock, acquired or to be acquired in the future, by the Selling Stockholders listed herein pursuant to the Dotronix, Inc. 1989 Stock Option and Restricted Stock Plan and 1991 Nonemployee Director Stock Option and Stock Grant Plan (collectively, the "Plans"). All or a portion of the Common Stock offered hereby may be offered for sale from time to time on the Nasdaq National Market System or otherwise at prices and terms then obtainable. Dotronix, Inc. (the "Company") will receive none of the proceeds from the sale of the Common Stock offered hereby.

          The Shares offered hereby have not been registered under the blue sky or securities laws of any jurisdiction, and any broker or dealer should assure itself of the existence of an exemption from registration or effectuate such registration in connection with the offer and sale of the Shares.

          The Common Stock of the Company is listed on the Nasdaq National Market System. On December 12, 1995, the closing price for the Common Stock on the Nasdaq National Market System was $1.75 per share.

          No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.




               The date of this Prospectus is December 13, 1995

                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549 or at the regional offices of the Commission;
500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549.

          The Company's Common Stock is listed on the Nasdaq National Market System.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents which have been or will be filed by the Company with the Commission are incorporated by reference in this Prospectus, as of their respective dates:

               (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995;

               (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1995; and

               (c) The description of the Company's Common Stock contained in Amendment No. 2 to the Company's Registration Statement on Form S-18 (File No. 2-71333C), and any amendment or report filed to update such description filed subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby.

          All other reports and any definitive proxy or information statements subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus (not including exhibits, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to David R. Beel, Chief Financial Officer, Dotronix, Inc., 160 First Street, S.E., New Brighton, Minnesota 55112,
(612) 633-1742.

                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----

Available Information.........................................       2

Incorporation of Certain Documents by Reference...............       2

Table of Contents.............................................       3

Dotronix, Inc. 1991 Nonemployee Director Stock Option and
     Stock Grant Plan.........................................       4

     General..................................................       4
     Purpose of the 1991 Plan.................................       4
     Administration...........................................       4
     Participation in the 1991 Plan...........................       5
     Stock Subject to the 1991 Plan...........................       5
     Nonqualified Stock Options...............................       5
     Terms and Conditions of Options..........................       5
     Option Exercise Price....................................       6
     Annual Stock Grants......................................       6
     Time for Granting Options and Stock......................       7
     Limitation of Rights.....................................       7
     Adjustments to Common Stock..............................       7
     Amendment of the 1991 Plan...............................       7
     Resale Restrictions......................................       7

Tax Effects of 1991 Plan Participation........................       8

     Income Tax Withholding...................................       8
     Federal Income Tax Matters...............................       8
     Options..................................................       8

Selling Stockholders..........................................       9

Plan of Distribution..........................................       9

Experts.......................................................       9

Legal Matters.................................................       9

Indemnification for Securities Act Liabilities................      10

Appendix to Part I  -  Selling Stockholders...................      11
                    -  1991 Plan Administration...............      12

Part II - Information Required in the Registration Statement..      13


          This Prospectus is applicable to the shares of the Company's Common Stock, par value $.05 per share (the "Common Stock") that have been or may be acquired pursuant to certain employee benefits plans. The Company hereby registers 100,000 shares for issuance pursuant to its 1991 Nonemployee Director Stock Option and Stock Grant Plan and an additional 250,000 shares for issuance pursuant to its 1989 Stock Option and Restricted Stock Plan. The Company previously registered 250,000 shares for issuance under its 1989 Stock Option and Restricted Stock Plan pursuant to a registration statement filed on Form S-8 (file No. 33-33702) dated February 26, 1990, which is incorporated by reference herein.

          The complete mailing address of the principal executive offices of the Company is 160 First Street, S.E., New Brighton, Minnesota 55112. The telephone number is (612) 633-1742.


   DOTRONIX, INC. 1991 NONEMPLOYEE DIRECTOR STOCK OPTION AND STOCK GRANT PLAN
                                  (As amended)

General.

          This Prospectus is applicable to the shares of the Company's Common Stock, $.05 par value, that have been or may be issued to the Company's nonemployee directors pursuant to its 1991 Nonemployee Director Stock Option and Stock Grant Plan (the "1991 Plan"). The 1991 Plan was adopted by the Board of Directors of the Company on October 7, 1991, and was approved by the Company's shareholders at the Company's annual meeting on December 11, 1991. The shareholders approved an amendment to the 1991 Plan on November 8, 1995. The 1991 Plan will terminate on September 11, 1999, and no options or shares may be granted after that date.

          The 1991 Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is it subject to any provisions of the Employee Retirement Income Security Act of 1974.

          The principal executive offices of the Company are located at 160 First Street S.E., New Brighton, Minnesota 55112 and its telephone number is
(612) 633-1742.

          The description of the 1991 Plan contained herein does not purport to be complete, and reference is made to the 1991 Plan itself and to the individual agreements signed by each participant for a full statement of the terms and provisions thereof.

Purpose of the 1991 Plan.

          The purpose of the 1991 Plan is to promote the interests of the Company, by enhancing its ability to attract and retain the services of experienced and knowledgeable outside directors.

Administration.

          The 1991 Plan shall be administered by a committee (the "Committee") of two or more persons appointed by the Board of Directors of the Company. None of the members of the Committee has any material relationship to the Company other than as a director. Grants of stock options and stock under the 1991 Plan shall be automatic and the amount, price, timing and other terms of the options and stock are as described herein. However, all questions of interpretation of the 1991 Plan or of any options or stock issued under it shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the 1991 Plan. The members of the Committee and their addresses are set forth in the appendix to this Prospectus.

Participation in the 1991 Plan.

          Each director of the Company shall be eligible to participate in the 1991 Plan unless such director is an employee of the Company or any subsidiary of the Company.

Stock Subject to the 1991 Plan.

          The stock to be subject to options and grants under the 1991 Plan shall be authorized but unissued shares of the Common Stock, subject to certain adjustments described below. The maximum number of shares with respect to which options may be exercised and stock granted under the 1991 Plan shall be 100,000 shares of Common Stock, subject to certain adjustments described below. If an option under the 1991 Plan expires, or for any reason is terminated, any shares that have not been purchased upon exercise of the option prior to the expiration or termination date shall again be available for options thereafter granted during the term of the 1991 Plan.

Nonqualified Stock Options.

          All options granted under the 1991 Plan shall be nonqualified stock options which do not qualify as incentive stock options within the meaning of
Section 422 of the Code.

Terms and Conditions of Options.

          Each option granted under the 1991 Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a) Initial Option Grants. An option to purchase 5,000 shares of Common Stock shall be granted automatically (i) on the first business day immediately following the 1991 annual meeting of the Company's shareholders to each eligible director in office on such business day and (ii) on the first business day immediately following each meeting of the Company's shareholders or Board of Directors thereafter during the term of the 1991 Plan to each eligible director, if any, who is elected to the Board of Directors for the first time at such meeting.

          (b) Annual Option Grants. An option to purchase 2,500 shares of Common Stock shall be granted automatically on the first business day immediately following each annual meeting of the Company's shareholders held during the term of the 1991 Plan beginning with the 1992 annual meeting of shareholders (the "Annual Option Grant Date") to each eligible director.

          (c) Options Non-Transferable. No option granted under the 1991 Plan shall be transferable by the optionholder other than by will or by the laws of descent and distribution as provided in the 1991 Plan or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code or Section 206(d) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Except as otherwise provided in the preceding sentence, during the lifetime of the optionholder, the options shall be exercisable only by such optionholder.

          (d) Period of Options. Options shall terminate upon the expiration of 10 years from the date on which they were granted.

          (e)  Exercise of Options.

               (i) Options granted under the 1991 Plan shall not be exercisable for a period of six months after the date on which they were granted, subject to certain exceptions, but thereafter will be exercisable in full at any time or from time to time during the term of the option.

               (ii) The exercise of any option granted under the 1991 Plan shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any federal or state securities or other laws. An optionholder desiring to exercise an option may be required by the Company to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to the distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

               (iii) An optionholder electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company in cash (including check, bank draft or money order).

          (f) Effect of Death. If an optionholder shall die prior to the time the option is fully exercised, such option shall become immediately exercisable and may be exercised at any time within one year after his or her death by the personal representatives or administrators of the optionholder, or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares the optionholder was entitled to purchase under the option on the date of death and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

Option Exercise Price.

          The option exercise price per share for the shares covered by each option shall be equal to the "fair market value" of a share of Common Stock as of the date on which the option is granted. For purposes of the 1991 Plan, the fair market value of the Common Stock on a given date shall be (a) the last sale price of the Common Stock as reported on the Nasdaq National Market System on such date, if the Common Stock is then quoted on the Nasdaq National Market System, (b) the closing price of the Common Stock on a national securities exchange on such date, if the Common Stock is then being traded on a national securities exchange, or (c) the average of the closing representative bid and asked prices of the Common Stock as reported on Nasdaq on such date, if the Common Stock is then quoted on Nasdaq. If on the date as of which the fair market value is being determined the Common Stock is not publicly traded, the Committee shall make a good faith attempt to determine such fair market value and, in connection therewith, shall take such actions and consider such factors as it deems necessary or advisable.

Annual Stock Grants.

          (a) Automatic Annual Stock Grants. On each Annual Option Grant Date, commencing with the Annual Option Grant Date occurring in 1995, 500 shares of Common Stock shall be granted and issued by the Company automatically to each eligible director in office on such Annual Option Grant Date.

          (b) Restrictions on Transfer. No shares granted pursuant to paragraph (a) shall be transferred (other than by will or by the laws of descent and distribution) prior to six months after the date of grant. Unless counsel to the Company shall have advised the Company that such legend is not necessary under then-applicable law, each certificate for shares granted pursuant to paragraph (a) shall bear a legend stating in substance that such shares have not been registered under applicable securities laws and cannot be transferred in the absence of an available exemption from registration or such registration. Each recipient of shares granted pursuant to paragraph (a) above, by his or her acceptance of such shares, shall be deemed to have represented to and agreed with the Company that such shares shall be held for his or her own account without a view to the distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

Time for Granting Options and Stock.

          Unless the 1991 Plan shall have been discontinued, the 1991 Plan shall terminate on September 11, 1999. No option or stock may be granted after such termination, but termination of the 1991 Plan shall not, without the consent of the optionholder, alter or impair any rights or obligations under any option theretofore granted.

Limitation of Rights.

          (a) No Right to Continue as a Director. Neither the 1991 Plan, nor the granting of an option or stock nor any other action taken pursuant to the 1991 Plan, shall constitute, or be evidence of, any agreement or understanding, express or implied, that the Company will retain a director for any period of time or at any particular rate of compensation.

          (b) No Shareholder Rights for Options. An optionholder shall have no rights as a shareholder with respect to the shares covered by options until the date of the issuance to such optionholder of a stock certificate therefor, and no adjustment will be made for cash dividends or other rights for which the record date is prior to the date such certificate is issued.

Adjustments to Common Stock.

          If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the 1991 Plan and outstanding options shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the 1991 Plan, the number of shares subject to outstanding options and the option exercise price thereof in order to prevent dilution or enlargement of option rights.

Amendment of the 1991 Plan.

          The Board may suspend or discontinue the 1991 Plan or revise or amend it at any time, subject to certain limitations. No revision or amendment to the 1991 Plan, however, shall be made without shareholder approval that (a) absent such shareholder approval, would cause Rule 16b-3, as promulgated by the Securities and Exchange Commission under the Exchange Act, as amended, or any successor rule or regulation thereto, to become unavailable with respect to the 1991 Plan or (b) requires the approval of the Company's shareholders under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company. The Board shall not alter or impair any option theretofore granted under the 1991 Plan without the consent of the holder of the option.

Resale Restrictions.

          The resale of shares of Common Stock acquired upon grant or exercise of options is not restricted by the terms of the 1991 Plan. However, resales by "affiliates" (which may include, among others, executive officers and directors of the Company) must comply with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws. Furthermore, officers and directors of the Company should be aware that acquisition of shares upon exercise of an option or by grant may subject the purchaser to liability under Section 16(b) of the Exchange Act if the purchaser sells any shares of Common Stock with the six months preceding or the six months following the date of such purchase.

                       TAX EFFECTS OF PLAN PARTICIPATION

Income Tax Withholding.

          In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes which are the sole and absolute responsibility of an optionee under the 1991 Plan are withheld or collected from such optionee.

Federal Income Tax Matters.

          Options granted under the 1991 Plan are not intended to qualify as incentive stock options under Section 422A of the Code. Due to the complexity of the applicable provisions of the Code, this Prospectus only sets forth general tax principles affecting stock grants and stock options issued under the 1991 Plan. The general tax principles discussed below are subject to changes that may be brought about by subsequent legislation or by regulations and administrative rulings, which may be applied on a retroactive basis. Optionees may be subject to state or local income taxes and should refer to the applicable tax laws in those jurisdictions. EACH OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISOR ON QUESTIONS REGARDING TAX LIABILITY UPON THE EXERCISE OF AN OPTION OR RESTRICTED STOCK AWARD OR THE SUBSEQUENT DISPOSITION OF SHARES RECEIVED UPON EXERCISE.

Options.

          The Company believes that, under currently applicable provisions of the Code, nonqualified stock options do not have a "readily ascertainable fair market value" within the meaning of Section 83 of the Code and the Regulations issued thereunder. Accordingly, at the time an option is granted, the optionee will not recognize any taxable income. Upon the exercise of the option, the optionee will recognize ordinary income in the amount by which the fair market value of the Common Stock at such time exceeds the option price.

          The Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the optionee recognizes ordinary income, to the extent such amount satisfies the general rules concerning deductibility of compensation. The Company will be required to withhold or otherwise collect income tax upon such amount as required under Sections 83 and 3402 of the Code.

          If the optionee exercises a nonqualified stock option for cash, the optionee's original tax basis in the shares received will be equal to the sum of the option price for the shares plus the amount which the optionee is required to recognize as income as a result of the exercise of the option.

          When an optionee sells shares acquired upon exercise of a nonqualified stock option, the difference between the amount received and the adjusted tax basis of the shares will be gain or loss. Any gain will be taxed at the same rate as ordinary income. However, the deductibility off any loss realized upon such a sale will continue to be subject to certain limitations.

          Special rules may apply to optionees who are subject to Section 16(b) of the Exchange Act. The Code provides that upon exercise of a nonqualified stock option by a person subject to Section 16(b), the Common Stock received may be treated as a restricted property for purposes of Section 83 of the Code.
Upon exercise of a nonqualified option by such an individual, unless the optionee makes a

Section 83(b) election described below, the optionee will recognize ordinary income up to six months after the date on which the shares are acquired in the amount by which the fair market value of the Common Stock at such later date exceeds the option price. Under Section 83(b), such optionee may elect to recognize income as of the date the option is exercised in the amount by which the fair market value of the shares acquired on such date (determined without regard to Section 16(b) restrictions) exceeds the option price. Such an election must be made in the manner specified by Section 83(b) within 30 days after the date the option is exercised.

                              SELLING STOCKHOLDERS

          The Appendix to this Prospectus contains a table which sets forth the name, position with the Company, and certain information with respect to the ownership of the Company's Common Stock, for each of the Selling Stockholders.

                              PLAN OF DISTRIBUTION

          The Selling Stockholders have not advised the Company of any specific plans for the distribution of the shares offered hereby, but it is anticipated that the shares will be sold from time to time. Such sales may be made on one or more exchanges, in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling shareholders in amounts to be negotiated immediately prior to the sale. Any brokers or dealers acting in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Securities Act.

          Any Common Stock offered hereby which qualifies for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                                    EXPERTS

          The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended June 30, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report given by such firm upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

          The validity of the Common Stock offered hereby will be passed upon for the Company by Dorsey & Whitney P.L.L.P., Minneapolis, Minnesota.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

          Article X of the Bylaws of the Company provides that the Company shall indemnify officers and directors to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

          Article XI of the Registrant's Articles of Incorporation, as amended, provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for authorizing a dividend, stock repurchase or redemption or other distribution in violation of Minnesota law or for violation of certain provisions of Minnesota securities laws, (d) for any transaction from which the director derived an improper personal benefit, or (e) for any act or omission occurring prior to the date when Article XI became effective.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              APPENDIX TO PART I

                             SELLING STOCKHOLDERS

          The following table sets forth certain information with respect to the Selling Stockholders and the Common Stock being offered hereby.

                                                                Number of Shares
                                                ------------------------------------------------
                                                Beneficially       Maximum        Beneficially
                                                Owned Before       Offered        Owned After
Name and Position                               Offering(1)        Hereby(2)      Offering(3)
-----------------                               ------------       ---------      --------------
William S. Sadler                                 1,078,484           32,277 (4)      1,046,207 (7)
President (principal executive officer)
and Director

Michael Hopkins                                      47,000           47,000 (4)              0
Vice President, Sales

David R. Beel                                         3,164            1,356 (4)          1,808
Chief Financial Officer (principal
financial and accounting officer)

Robert Andrews                                       18,508            7,932 (4)         10,576
Vice President, Operations

Warren M. White                                      15,735            6,744              8,991
Former principal financial and
accounting officer

Ray L. Bergeson                                      16,000            2,500 (5)         13,500
Director

L. Daniel Kuechenmeister                              7,500            2,500 (5)          5,000
Director

Robert J. Snow                                       16,296            2,500 (5)         13,796
Director

Edward L. Zeman                                      16,000            2,500 (5)         13,500
Director

Reserved                                                             260,952 (6)              0
-----------------

(1) Includes shares currently owned and any shares acquirable within 60 days of the date hereof (e.g., relating to the exercise of options).

(2) The shares listed in this column have been or may be acquired pursuant to the exercise of options under the Plans, whether or not such options are exercisable within 60 days of the date hereof. This statement of "Maximum Offered Hereby" does not constitute a commitment to sell the number of shares listed. The number of shares offered will be determined from time to time by each Selling Stockholder at his or her sole discretion.

(3)  Assumes that the Maximum Offered Hereby is sold.

(4) Will be increased by subsequent option grants pursuant to the 1989 Stock Option and Restricted Stock Plan. See note 6 below.

(5) Will be increased by subsequent option grants pursuant to the 1991 Nonemployee Director Stock Option and Stock Grant Plan. See note 6 below.

(6) Covers 37,500 shares reserved for issuance pursuant to the 1991 Nonemployee Director Stock Option and Stock Grant Plan to outside directors of the Company and 223,452 shares reserved under the 1989 Stock Option and Restricted Stock Plan that may be issued to employees of the Company.

(7) Constitutes approximately 25.0% of the number of shares of Common Stock outstanding as of the close of business on December 8, 1995.

                              PLAN ADMINISTRATION

         As of December 12, 1995, the following persons were members of the 1991 Plan Committee:

     Name                        Address
     ----                        ---------------------------------------------------
     Ray L. Bergeson             160 First Street SE, New Brighton, Minnesota  55112
     Robert J. Snow              160 First Street SE, New Brighton, Minnesota  55112
     Edward L. Zeman             160 First Street SE, New Brighton, Minnesota  55112
     L. Daniel Kuechenmeister    160 First Street SE, New Brighton, Minnesota  55112


                                   PART II.
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

          The following documents, which have been filed by Dotronix, Inc. (the Company) with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

               (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995;

               (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1995; and

               (c) The description of the Company's Common Stock contained in Amendment No. 2 to the Company's Registration Statement on Form S-18 (File No. 2-71333C), and any amendment or report filed to update such description filed subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

          Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

          Article X of the Bylaws of the Company provides that the Company shall indemnify officers and directors to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

          Article XI of the Registrant's Articles of Incorporation, as amended, provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for authorizing a dividend, stock repurchase or redemption or other distribution in violation of Minnesota law or for violation of certain provisions of Minnesota securities laws, (d) for any transaction from which the director derived an improper personal benefit, or (e) for any act or omission occurring prior to the date when Article XI became effective.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

          Restricted securities reoffered or resold pursuant to this registration statement were issued under Rule 701 of the Securities Act. Such securities were issued pursuant to a compensatory benefit plan to employees and directors of the Company. Each participant was provided with a copy of the applicable compensatory benefit plan. The amount of securities sold did not exceed $500,000.

Item 8.  Exhibits.
         ---------

          4.1 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the year ended June 30, 1988 (File No. 0-9996))

          4.2 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-KSB (File No. 0-9996))

          5     Opinion of Dorsey & Whitney P.L.L.P. regarding legality

          23.1  Consent of Deloitte & Touche LLP, independent auditors

          23.2 Consent of Dorsey & Whitney P.L.L.P. (included in Exhibit 5 above)

          24    Power of Attorney

Item 9.  Undertakings.
         -------------

A.  Post-Effective Amendments.
    --------------------------

          The undersigned issuer hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Subsequent Documents Incorporated by Reference.
    -----------------------------------------------

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Claims for Indemnification.
    ---------------------------

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brighton, State of Minnesota, on this 13th day of December, 1995.

                                DOTRONIX, INC.


                       By:   /s/ William S. Sadler
                           -------------------------------------
                            William S. Sadler, President

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated:



Signature                   Title
---------                  --------
Ray L. Bergeson            Director         )
                                            )
L. Daniel Kuechenmeister   Director         )    By:    /s/ William S. Sadler
                                            )         -------------------------
Robert J. Snow             Director         )           as Attorney-In-Fact
                                            )
Edward L. Zeman            Director         )    Dated:  December 13, 1995




/s/ William S. Sadler                            Dated:  December 13, 1995
--------------------------
William S. Sadler, President and Director



/s/ David R. Beel                                Dated:  December 13, 1995
--------------------------
David R. Beel, Chief Financial Officer

                                 EXHIBIT INDEX
                                 -------------


Exhibit                                                                     Page
Number                                                                    Number
------                                                                    ------

4.1       Articles of Incorporation of the Company, as amended
          (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the year ended June 30, 1988 (File No. 0-9996))

4.2 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's Annual
          Report on Form 10-KSB (File No. 0-9996))

5         Opinion of Dorsey & Whitney P.L.L.P. regarding legality

23.1      Consent of Deloitte & Touche LLP, independent auditors

23.2      Consent of Dorsey & Whitney P.L.L.P. (included in Exhibit 5 above)

24        Power of Attorney